UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	April 24, 2009

TRW Automotive Holdings Corp.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

001-31970	81-0597059

(Commission File Number)	(IRS Employer Identification No.)

12001 Tech Center Drive, Livonia, Michigan	48150

(Address of Principal Executive Offices)	(Zip Code)
(734) 855-2600

(Registrant’s Telephone Number, Including Area Code)
Not applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

SIGNATURE

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.
On April 24, 2009, the applicable subsidiaries of TRW Automotive Holdings Corp. (together with its subsidiaries, the “Company”) terminated the Company’s United States receivables facility (the “Receivables Facility”) in order to include certain receivables in the Auto Supplier Support Program sponsored by the U.S. Treasury Department. For a description of the terms and conditions of the Receivables Facility, see Note 8 “—Accounts Receivable Securitization” to the consolidated financial statements included under Item 8 — “Financial Statements and Supplementary Data” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.
The Receivables Facility had been documented in an Amended and Restated Receivables Loan Agreement, dated as of December 31, 2004, as amended, among TRW Automotive Global Receivables LLC, TRW Automotive U.S. LLC, the conduit lenders, the committed lenders, the funding agents and JPMorgan Chase Bank, N.A. (“JPMorgan”), and in other related agreements involving other subsidiaries of the Company. JPMorgan, which was the administrative agent and a lender under the Receivables Facility, is the administrative agent and a lender under the Company’s Fifth Amended and Restated Credit Agreement (the “Credit Agreement”). Several of the other lenders under the Receivables Facility or their affiliates are also lenders under the Credit Agreement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRW AUTOMOTIVE HOLDINGS CORP.
Dated: April 29, 2009	By:	/s/ Joseph S. Cantie
Joseph S. Cantie
Executive Vice President and Chief Financial Officer

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